INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement, relating to 1,465,000 shares of Common Stock of Penril DataComm Networks, Inc. on Form S-3 of our reports dated October 17, 1995, appearing in the Annual Report on Form 10-K of Penril DataComm Networks, Inc. for the year ended July 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


\s\Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Washington, D.C.

November 13, 1995